Exhibit 10.18

Consulting Agreement

This Consulting Agreement (“Consulting Agreement”), dated as of the 3rd day of December 2025, is entered into by and between MSE LLC (“Consultant”) and PERPETUA RESOURCES IDAHO, INC. (“the Company”). Consultant and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.” This Consulting Agreement is made and entered into under the following circumstances and understandings:

Recitals

A.

upon Michael Wright’s (“Wright”)  resignation and end of employment with the Company, effective December 3, 2025, Wright executed a Consulting and a Separation Agreement and Release (the “Separation Agreement”), and this Consulting Agreement is incorporated into and made a part of the Separation Agreement;

B.

the Parties agree that the terms of the Separation Agreement and notwithstanding the end of Wright’s employment with the Company,  the covenants described in Paragraph 8 of the Employment Agreement, dated August 14, 2023,  between Wright and the Company (the “Employment Agreement”) remain in effect and are incorporated by reference into this Consulting Agreement, and the Parties further agree that in the event of any conflict between this Consulting Agreement and the Separation Agreement and/or Paragraph 8 of the Employment Agreement, then the Separation Agreement and/or said Paragraph 8 of the Employment Agreement, as applicable, will control, provided that in all cases the references in this Consulting Agreement to Paragraph 8 of the Employment Agreement shall be subject to the superseding language in Paragraphs 13 and 25 of the Separation Agreement in respect of said Paragraph 8;

C.	the Parties agree that all definitions from the Separation Agreement are incorporated into this Consulting Agreement by reference;
D.

the Parties agree that in order to facilitate a smooth transition for the Company following Wright’s resignation and end of employment with the Company, the Parties wish to enter into this subsequent non-exclusive Consulting Agreement; and

E.	Consultant and Wright desire to provide services to the Company, and the Company desires to engage the services of Consultant, pursuant to the terms and subject to the conditions hereof.

Agreement

NOW THEREFORE, in consideration of the mutual releases, covenants, and undertakings hereinafter set forth and as incorporated by reference from the Separation Agreement, and for other good and valuable consideration, which each Party hereby acknowledges, it is agreed as follows:

1.Incorporation by Reference. The foregoing Recitals are incorporated by reference and are made part of this Consulting Agreement. All definitions in the Separation Agreement are incorporated into this Consulting Agreement, and the capitalized, defined terms used herein shall have the same meaning as in the Separation Agreement unless the context hereof clearly indicates otherwise.

2.Term; Termination. The term of this Consulting Agreement shall extend from December 3, 2025 (the “Effective Date”) until the earlier to occur of (a) ninety (90) days from the Effective Date; or (b) the date that the Company terminates this Consulting Agreement upon written notice to Consultant (the “Consultancy Term”). The Consultancy Term may be extended by written agreement of both Parties. The Company may terminate the Consulting Agreement with or without cause by providing seven (7) days’ written notice to Consultant, provided that if the Company exercise such early termination right, the full fees due Consultant pursuant to Paragraph 4 shall remain due unless Consultant is terminated for cause, including, but not limited to, any breach of the Consulting Agreement, the Separation Agreement, or Paragraph 8 of the Employment Agreement.

3.Services. As of the Effective Date, Consultant shall provide customary project development consulting services to the Company, as requested by the Company, to assist the Company with the transition to Company leadership that will succeed Consultant  (the “Services”). The Consultant represents and warrants that any and all such Services shall be provided by Wright on behalf of the Consultant. The Parties agree that Consultant (including Wright) shall be available to provide the Services for up to 20 hours per week. The Parties agree that the Consulting Agreement is non-exclusive and Consultant (including Wright) shall be able to undertake any other work that does not conflict with his responsibilities hereunder or the terms of this Consulting Agreement, the Separation Agreement, or Paragraph 8 of the Employment Agreement.

4.Monthly Retainer. In consideration of the Services provided to the Company and the other terms and conditions set forth herein, the Company shall pay Consultant a fee of Twenty Thousand Dollars and Zero Cents ($20,000.00) per Monthly Period, which is defined as follows:  Each of the respective periods of December 3, 2025 – January 3, 2026, January 4, 2026 – February 3, 2026, and February 4, 2026 – March 3, 2026. Each such Monthly Period fee shall be payable at the end of each such Monthly Period.

5.Expenses. The Company shall reimburse Consultant for approved reasonable out-of-pocket expenses incurred by Consultant in connection with his performance of the Services hereunder, including necessary and reasonable travel and lodging, subject to the

Company’s receipt of reasonably detailed evidence of such expenses satisfactory to the Company; provided that any and all expenses shall require the Company’s prior written approval in order to be reimbursable.

6.Company Property. The Parties agree that Consultant will make arrangements with the Company’s Vice President of Human Resources, Dustin Rismmiler, or his designee, regarding Wright’s  return of Company property, pursuant to Paragraph 8, Return of Property, of the Separation Agreement.

7.Confidentiality. Consultant agrees that, in connection with the consulting services provided hereunder, Consultant and Wright  may have access to certain Confidential Information, as described in Paragraph 9, Non-Disclosure of Company Confidential Information, of the Separation Agreement, which is incorporated by reference herein. Consultant agrees that it and Wright will maintain confidentiality of all such information pursuant to the Separation Agreement, including, but not limited to, Paragraphs 9 and 15 of the Separation Agreement. Consultant further agrees that Paragraphs 9 and 15 and all other terms addressing confidentiality of the Separation Agreement survive the expiration or earlier termination of the Consultancy Term.

8.Representations of Consultant. Consultant hereby represents and warrants to the Company that neither entering into this Consulting Agreement nor performing any of the Services (a) will violate any law, rule, or regulation applicable to Consultant, Wright, or the Company or (b) will violate any other agreement to which Consultant and/or Wright is a party or by which Consultant and/or Wright is bound. Consultant understands that neither it nor Wright is being asked, nor is Consultant or Wright authorized, to represent the Company with respect to any contractors, other consultants, government officials, or other third parties without the prior written authorization of the Company’s Chief Executive Officer, and, in the event such representation is requested, Consultant (including Wright) will comply with the scope of any such request and all applicable statutes, regulations, and other  laws.

9.Miscellaneous. This Consulting Agreement shall not be amended other than by written agreement of the Parties. Consultant shall not assign his rights, obligations, and interests under this Consulting Agreement. The provisions of this Consulting Agreement shall be binding on and shall inure to the benefit of the heirs, successors, and assigns of the Parties and on their estates and legal representatives. This Consulting Agreement shall be governed by and interpreted in accordance with the laws of the State of Idaho without reference to any principles of conflicts of law, and the Parties irrevocably and unconditionally consent and submit to the exclusive jurisdiction and venue of the courts in Ada County, Idaho over any action, suit, proceeding, claim or  dispute arising out of or relating to this Consulting Agreement. This Consulting Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument. Email transmission of a signed PDF file of this Consulting Agreement and retransmission of any such signed PDF files shall be the same as delivery of an original.

IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement.

(Remainder of page blank; signatures following on next page)

I HAVE READ THIS CONSULTING AGREEMENT AND, UNDERSTANDING ALL ITS TERMS, I SIGN IT AS MY FREE ACT AND DEED.

MSE LLC
Date:	December 4, 2025
/s/ Michael Wright
		By:	Michael Wright
Title: Consultant

PERPETUA RESOURCES IDAHO, INC.
Date:	December 4, 2025	/s/ Jonathan Cherry
		By:	Jonathan Cherry
		Title:	CEO